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                                                                      Exhibit 23

                  W. R. Berkley Corporation Profit Sharing Plan

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

Board of Directors
W. R. Berkley Corporation:

We hereby consent to the incorporation by reference in Registration Statement No. 33-88640 on Form S-8 of W. R. Berkley Corporation of our report dated June 16, 2004, relating to the statements of net assets available for plan benefits of the W. R. Berkley Corporation Profit Sharing Plan (the Plan) as of December 31, 2003 and 2002, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 2003 and the related supplemental Schedule H, line 4i, schedule of assets (held at end of year) December 31, 2003, which report appears in the December 31, 2003 annual report on Form 11-K of the Plan.

                                                     /s/ KPMG LLP


New York, New York
June 25, 2004